UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2013

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2013, Affirmative Insurance Holdings, Inc. (Company) entered into: (i) a Second Amended and Restated Executive Employment Agreement with Michael J. McClure, the Company’s Chief Executive Officer (McClure Agreement), (ii) a Third Amended and Restated Executive Employment Agreement with Joseph G. Fisher, the Company’s President and Chief Operating Officer (Fisher Agreement) and (iii) an Executive Employment Agreement with Earl R. Fonville, the Company’s Executive Vice President and Chief Financial Officer (Fonville Agreement). The McClure Agreement, Fisher Agreement and Fonville Agreement are collectively referred to herein as the “Employment Agreements.”

Michael J. McClure, Chief Executive Officer. The McClure Agreement is effective as of December 1, 2013 and provides for, among other things: (i) an annual base salary of $650,000; (ii) eligibility to participate in the Company’s bonus plan(s) with eligibility for an annual cash bonus target of 100% of Mr. McClure’s base salary; (iii) eligibility to participate in the Company’s 2004 Amended and Restated Stock Incentive Plan (as the same may be amended from time to time); and (iv) all benefits as are generally provided by the Company to all of its executive officers, including but not limited to participation in any group life, health, dental, vision, disability or accident insurance programs, 401(k) plans, or supplemental retirement, deferred compensation or vacation plans. In addition, in the event that Mr. McClure is terminated “without cause” or resigns for “good reason” (as those terms are defined in the McClure Agreement), Mr. McClure shall also be entitled to receive a lump sum severance payment equal to: (a) the payment of all earned but unpaid base salary and accrued paid-time-off (Accrued McClure Compensation), (b) an additional payment equal to one year of the sum of Mr. McClure’s then-current base salary plus an amount equal to Mr. McClure’s target bonus (Additional McClure Severance Payment), and (c) the costs for continuation coverage under COBRA during a continuation period as defined in the McClure Agreement. Any Additional McClure Severance Payment shall be payable by the Company to Mr. McClure in twelve (12) equal monthly installments, each due on the first day of each month during the course of the year following the termination of the McClure Agreement, subject to U.S. Internal Revenue Code Section 409A restrictions, if any.

In the event that, within six (6) months following the occurrence of an event constituting a “change in control” (as that term is defined in the McClure Agreement): (1) the Company terminates the McClure Agreement for reasons other than “cause” or due to “disability” (as those terms are also defined in the McClure Agreement), or (2) Mr. McClure terminates the McClure Agreement for “good reason”, the Company shall pay to Mr. McClure all Accrued McClure Compensation and an additional amount equal to one and one half times the Additional McClure Severance Payment (in addition to all applicable COBRA payments for the continuation period referenced above).

The McClure Agreement has a term through November 30, 2016, unless the Company provides written notice of its intention to renew or extend the McClure Agreement at least six (6) months before the last day of the term.

Joseph G. Fisher, President and Chief Operations Officer. The Fisher Agreement is effective as of November 1, 2013 and provides for, among other things: (i) an annual base salary of $450,000; (ii) eligibility to participate in the Company’s bonus plan(s) with eligibility for an annual cash bonus target of no less than 85% of Mr. Fisher’s base salary; (iii) eligibility to participate in the Company’s 2004 Amended and Restated Stock Incentive Plan (as the same may be amended from time to time); and (iv) all benefits as are generally provided by the Company to all of its executive officers, including but not limited to participation in any group life, health, dental, vision, disability or accident insurance programs, 401(k) plans, or supplemental retirement, deferred compensation or vacation plans. In addition, in the event that Mr. Fisher is terminated “without cause” or resigns for “good reason” (as those terms are defined in the Fisher Agreement), Mr. Fisher shall also be entitled to receive a lump sum severance payment equal to: (a) the payment of all earned but unpaid base salary and accrued paid-time-off (Accrued Fisher Compensation), (b) an additional payment equal to one year of the sum of Mr. Fisher’s then-current base salary plus an amount equal to Mr. Fisher’s target bonus (Additional Fisher Severance Payment), and (c) the costs for continuation coverage under COBRA during a continuation period as defined in the Fisher Agreement. Any Additional Fisher Severance Payment shall be payable by the Company to Mr. Fisher in twelve (12) equal monthly installments, each due on the first day of each month during the course of the year following the termination of the Fisher Agreement, subject to U.S. Internal Revenue Code Section 409A restrictions, if any.

The Fisher Agreement has a term through November 30, 2016, unless the Company provides written notice of its intention to renew or extend the Fisher Agreement at least six (6) months before the last day of the term.

Earl R. Fonville, Executive Vice President and Chief Operating Officer. The Fonville Agreement is effective as of December 1, 2013 and provides for, among other things: (i) an annual base salary of $300,000; (ii) eligibility to participate in the Company’s bonus plan(s) with eligibility for an annual cash bonus target of no less than 65% of Mr. Fonville’s base salary; (iii) eligibility to participate in the Company’s 2004 Amended and Restated Stock Incentive Plan (as the same may be amended from time to time); and (iv) all benefits as are generally provided by the Company to all of its executive officers, including but not limited to participation in any group life, health, dental, vision, disability or accident insurance programs, 401(k) plans, or supplemental retirement, deferred compensation or vacation plans. In addition, in the event that Mr. Fonville is terminated “without cause” or resigns for “good reason” (as those terms are defined in the Fonville Agreement), Mr. Fonville shall also be entitled to receive a lump sum severance payment equal to: (a) the payment of all earned but unpaid base salary and accrued paid-time-off (Accrued Fonville Compensation), (b) an additional payment equal to one year of the sum of Mr. Fonville’s then-current base salary plus an amount equal to Mr. Fonville’s target bonus (Additional Fonville Severance Payment), and (c) the costs for continuation coverage under COBRA during a continuation period as defined in the Fonville Agreement. Any Additional Fonville Severance Payment shall be payable by the Company to Mr. Fonville in twelve (12) equal monthly installments, each due on the first day of each month during the course of the year following the termination of the Fonville Agreement, subject to U.S. Internal Revenue Code Section 409A restrictions, if any.

The Fonville Agreement has a term through November 30, 2016, unless the Company provides written notice of its intention to renew or extend the Fonville Agreement at least six (6) months before the last day of the term.

Employment Agreements, Generally. Each of the Employment Agreements also provide that during the respective terms of each of Messrs. McClure, Fisher and Fonville’s employment with the Company and for a period of one year thereafter, they shall not, either directly or indirectly, (i) engage in duties or provide services to a competitor of the Company, in any capacity, which are substantially similar to those the executive provided to the Company under their Employment

Agreement, in the states in which the Company is conducting business or has expended resources in preparation to do business; (ii) divert away or attempt to divert away any business from the Company to another Company, business, or individual; (iii) solicit, entice, persuade or induce any employee, agent or representative of the Company to terminate such person’s relationship with the Company or to become employed by any business or person other than the Company; or (iv) (with certain limited exceptions) own, manage, operate, control, invest or acquire an interest in any competitor of the Company or business or entity that owns or operates a competitor of the Company.

The Employment Agreements also provide that in the event that the Company and the individual executive do not agree to a renewal or extension of the Employment Agreement, then as of the last day of the term of such Employment Agreement: (1) unless otherwise set forth in any award documents, the executive’s unvested stock options and restricted stock awards (if any) will immediately vest; and (2) the executive shall be entitled to an amount equal to the previous year’s bonus paid to him prorated on a daily basis for the number of days employed in the year of expiration of the term through the date of expiration of the term, to be paid in full within thirty (30) days of the expiration of the term.

The foregoing description of the material terms of the Employment Agreements do not purport to be a complete summary of the terms of the Employment Agreements and is qualified in its entirety by reference to the complete text of the Employment Agreements which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The disclosures set forth in Item 1.01 of this Form 8-K are hereby incorporated by reference into this Item 2.03.

In addition, the Compensation Committee of the Company’s Board of Directors approved the base salary increases for Mr. McClure to $650,000 and Mr. Fisher to $450,000 to be retroactively effective April 1, 2013.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and the Company’s actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Company’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

	By:	/s/ John P. Killacky
Date: December 31, 2013	Name:	John P. Killacky
	Title:	Executive Vice President, General Counsel and Secretary